Exhibit (A)(2)

CERTIFICATE OF TRUST

OF

VOYA ENHANCED SECURITIZED INCOME FUND

This Certificate of Trust of Voya Enhanced Securitized Income Fund (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1.Name. The name of the trust formed hereby is Voya Enhanced Securitized Income Fund.

2.Registered Office; Registered Agent. The business address of the Trust's registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808.

The name of the Trust's registered agent at such address is The Corporation Service Company.

3.Investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

4.Effective Date. This Certificate of Trust shall be effective upon filing.

[SIGNATURE PAGE FOLLOWS]

Exhibit (A)(2)

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/ Colleen D. Baldwin

Name: Colleen D. Baldwin

Title: Trustee

/s/ John V. Boyer

Name: John V. Boyer

Title: Trustee

/s/ Patricia W. Chadwick

Name: Patricia W. Chadwick

Title: Trustee

/s/ Martin J. Gavin

Name: Martin J. Gavin

Title: Trustee

/s/ Joseph E. Obermeyer

Name: Joseph E. Obermeyer

Title: Trustee

/s/ Sheryl K. Pressler

Name: Sheryl K. Pressler

Title: Trustee

/s/ Christopher P. Sullivan

Name: Christopher P. Sullivan

Title: Trustee